EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 3, 1998, included in this Form 10-K for the year ended December 31, 1997, into the U S Liquids Inc. previously filed Form S-8 Registration Statement File No. 333-34689.

ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 1998